                                   EXHIBIT 4.3

                    Right to Purchase Shares of Common Stock
                                       of

                        BPI PACKAGING TECHNOLOGIES, INC.

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                                 No. W - 1999-8
                       ----------------------------------
                          Common Stock Purchase Warrant

         BPI Packaging Technologies, Inc., a Delaware corporation (the "Company") hereby certifies that, for value received, The Brantrock Group (the "Investor") or its successors or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof five million (5,000,000) fully paid and non-assessable shares of Common Stock (as defined in Section 13 hereof), at an initial purchase price per share of $.04 (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. For purposes of determining the number of shares of Common Stock issuable to the Investor, all computations hereunder shall be made on a fully diluted basis after giving effect to the exercise of all outstanding warrants, options, rights, agreements, or other commitments or obligations of any kind of the Company to issue shares of Common Stock that exist, whether or not then exercisable, on any date the Investor exercises this Warrant.

         This Warrant is issued pursuant that certain Settlement Agreement dated January 27, 1999, between the Company, the Brantrock Group and DGJ, L.L.C. (the "Settlement Agreement"). The holder of this Warrant shall be entitled to the benefits of the Settlement Agreement and shall be bound by the restrictions set forth therein.

         1. DEFINITIONS. Certain terms are used in this Warrant as specifically defined in Section 13 hereof.

         2. EXERCISE OF WARRANT.

                  2.1 EXERCISE. This Warrant may be exercised by the holder in whole or, from time to time, in part, to the extent provided in Section
         3.4 of the Settlement Agreement, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect. If the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof (the "Warrantholder") a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

                2.2 NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to Section 2.1, this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the exercise period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the company using the following formula:

                                 X = Y(A-B)
                                 ----------
                                         A

                                     Where:

                           X = the number of shares of Common Stock to be issued
                  to Warrantholder under this Section 2.2;

                           Y = the number of shares of Common Stock otherwise
                  purchasable under this Warrant (at the date of such calculation) or, if only a portion of this Warrant is being exercised, the number of Warrant Shares being exercised;

                           A = the Current Market Price of one share of the
                  Company's Common Stock (at the date of such calculation); and

                           B = the Exercise Price (as adjusted to the date of
                  such calculation).

                           CURRENT MARKET PRICE. For purposes of this Section
                  2.2, Current Market Price of one share of the Company's Common Stock shall mean, as of any date:

                                    the average of the daily closing prices per
                           share of the Company's Common Stock on the principal national securities exchange or on The Nasdaq Stock Market's ("Nasdaq") National Market, on which the Common Stock is listed or admitted to trading, for the five (5) trading days ending on the second trading day before such date, or if not listed or traded on any such exchange
                           or market, the average of the last reported sale price per share on the Nasdaq SmallCap Market for the five (5) trading days ending on the second trading day before such date, or if not listed or traded on any such
                           exchange or Nasdaq, the average of the bid and asked prices per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. for the five (5) trading days ending on the second trading day before such date, or if such quotations are not available, the
                           fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

                    2.3 STOCK RECEIVABLE UPON EXERCISE. The shares of Common Stock receivable upon exercise of this Warrant shall be shares of the Company's voting Common Stock, par value $.01 per share.

                    2.4 TERMINATION OF THE WARRANT. Unless previously exercised, this Warrant shall terminate on January 27, 2009.

                    2.5. WARRANT AGENT. If a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to
         Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 14 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 2.

         3. REGISTRATION RIGHTS.

                  3.1 REGISTRATION RIGHTS. The holder of this Warrant has the right to require the Company to include shares of Warrant Stock, and any shares issued upon exercise hereof, in any registration of the Company's securities under the Securities Act, upon the terms and subject to the conditions set forth in Section 12.3 of that certain Securities Purchase Agreement dated the date hereof between the Company and DGJ, L.L.C. (the "Agreement"). For purposes of Sections 12.3-12.12 of that Agreement, the holder hereof shall be deemed a Holder of Registrable Securities.

         4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

                    4.1 FRACTIONAL SHARES. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

         5. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, RECLASSIFICATIONS AND FOR CERTAIN SALES.

                  5.1 DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor:

                           (a) other or additional stock or other securities or
                  property (other than cash) by way of dividend; or

                           (b) other or additional (or less) stock or other
                  securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares, or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 7 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) that such holder would have received prior to or would have held on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

                  5.2 ADJUSTMENT FOR ISSUE OR SALE AT LESS THAN EXERCISE PRICE. Other than as set forth in Section 5.1, if at any time the Company shall issue or sell shares of its Common Stock for a consideration per share less than the Exercise Price then in effect, then and in each such case the holder of this Warrant shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (a) dividing the Exercise Price per share at the time in effect by a Pro Forma Adjusted Purchase Price per share to be computed as provided below, and (b) multiplying the resulting quotient by the number of shares of

         Common Stock then issuable upon exercise of this Warrant. Such Pro Forma Adjusted Purchase Price shall be computed by dividing

                            (i) the sum of (x) the result obtained by
                  multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Exercise Price per share at the time in effect, and (y) the consideration, if any, received by the Company upon such issue or sale, by

                           (ii) the number of shares of Common Stock of the
                  Company outstanding immediately after such issue or sale.

           6.     ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER.

                  6.1 CERTAIN ADJUSTMENTS. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification, or recapitalization, (ii) consolidate with or merge into any other Person, or (iii) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof and payment of the Exercise Price, at any time after the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

                  6.2 APPOINTMENT OF TRUSTEE FOR WARRANT HOLDERS UPON DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this
         Section 6 to a bank or trust company having an office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

                  6.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger, or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the

         Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided herein.

          7. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

                  7.1 GENERAL. If at any time there shall occur any stock split, stock dividend, reverse stock split, or other subdivision of the Company's Common Stock ("Stock Event"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company (on a fully diluted basis) after such Stock Event. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased upon the occurrence of any stock split or other subdivision of the Common Stock. The Rights Offering contemplated by Section 21 of the Agreement shall not trigger the adjustments hereunder.

                   7.2 OTHER ISSUANCES OF COMMON STOCK. Unless the holder of this Warrant shall otherwise agree, if at any time there shall be any increase in the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by any option, warrant, or convertible security which is outstanding or which the Company is obligated to issue, then the number of shares of Common Stock to be received by the holder of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Common Stock purchasable hereunder prior thereto by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants, or convertible securities which the Company is obligated to issue, immediately after such increase, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants, or convertible securities which are outstanding or which the Company is obligated to issue, immediately prior to such increase. Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all shares of Common Stock covered hereby shall remain unchanged. The provisions of this Section 7.2 shall not apply to any issuance of additional Common Stock for which an adjustment is provided under Section 7.1 hereof.

                    7.3 OTHER SECURITIES. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities as defined in Section 13 hereof) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase, or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments, and readjustments provided for in this Section 7 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this
         Section 7 and the other provisions of this Warrant.

         8. PREEMPTIVE RIGHTS.

         In the event the Company hereafter issues additional Common Stock, or securities convertible into Common Stock, grants any rights or options to subscribe for or purchase any such securities, or enters into any agreements or issues any warrants providing for the issuance of any such securities, then each Warrant holder shall have the preemptive right to subscribe for and to purchase, at the same price such securities, rights, options or warrants shall be issued or granted to any other Person, an amount of such securities, rights, option, agreement or warrants equal to that amount sufficient to preserve the percentage interest in the Company beneficially owned by the Warrant holder. Such right may be exercised for not more than thirty (30) days after notice of such right is received by the Warrant holder. The Investor's rights under this Section 8 shall terminate at such time as the Investor beneficially owns Common Stock representing an amount less than thirty percent (30%) of the shares of Common Stock issuable upon exercise of this Warrant.

         9. NO DILUTION OR IMPAIRMENT.

         The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, and (iii) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant.

         10. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS.

         In each case of any event that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause independent certified public accountants selected by the Board of Directors to compute such adjustment or readjustment, if any, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company's Common Stock then outstanding on a fully diluted basis, and (ii) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will promptly mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment.

         11. NOTICES OF RECORD DATE.

                  In the event of:

                       (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                      (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

                     (c) any voluntary or involuntary dissolution, winding-up of the Company, or liquidation; or

                     (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or

         Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

         12. RESERVATION OF STOCK ISSUANCE ON EXERCISE OF WARRANT.

         The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, a number of shares of its Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of the Warrant, and, from time to time, will take all steps necessary to amend its Articles to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.

         13. DEFINITIONS.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  13.1 The term "Company" shall include BPI Packaging Technologies, Inc., and any corporation that succeeds to or assumes the obligations of the Company hereunder.

                   13.2 The term "Common Stock" means (i) the Company's voting Common Stock, par value $.01 per share, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses (i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

                  13.3 The term "Other Securities" refers to any capital stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

         14. WARRANT AGENT.

             The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts, for the purpose of issuing common Stock on the exercise of this Warrant pursuant to Section 2 hereof, and exchanging or replacing this Warrant or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. REMEDIES.

         The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. NOTICES.

         All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         17. TRANSFERS.

              Subject to applicable securities laws, this Warrant is freely transferable. This Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery of this Warrant duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall countersign and deliver new Warrants to the Persons entitled thereto.

         18. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         19. MISCELLANEOUS.

         In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.




ATTEST:                                     BPI PACKAGING TECHNOLOGIES, INC.

---------------------------
Secretary                                     By:
                                                 ---------------------------
                                                    Name:
                                                    Title:
[CORPORATE SEAL]



Dated as of January 27, 1999

FORM OF SUBSCRIPTION TO PURCHASE

(To Be Executed by the Holder if the Holder Desires to     Exercise Warrants
 Evidenced by the Foregoing Warrant)

To:  BPI PACKAGING TECHNOLOGIES, INC.

[The undersigned hereby irrevocably elects to exercise _____ Warrants evidenced by the foregoing Warrant for, and to purchase thereunder, ____ shares of Common Stock issuable upon exercise of said Warrants and delivery of $_____________ in cash, and any applicable taxes payable by the undersigned pursuant to such warrant.]

[The undersigned hereby irrevocably elects to exercise the foregoing Warrant utilizing the Net Issue Exercise Option.]

The undersigned requests that certificates for such shares be issued in the name of
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                               (Please print name and address)

If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                               (Please print name and address)

Dated:                ,             Name of Holder
        -------------- -----                                (Print)
                                      By:
                                             ----------------------------------
                                                Name:
                                                Title:

FORM OF ASSIGNMENT
------------------
FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant) set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

Name of Assignee                                        Address                               Number
----------------                                        -------                               of Warrants
                                                                                              -----------
------------------------------------           ------------------------------------          ----------------
------------------------------------           ------------------------------------          ----------------
------------------------------------           ------------------------------------          ----------------
------------------------------------           ------------------------------------          ----------------

If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

Dated:                ,             Name of Holder
        -------------- -----            (Print):
                                                -------------------------------
                                      By:
                                             ----------------------------------
                                                Name:
                                                Title: